EXHIBIT 1


                       JOINT FILING AGREEMENT

   The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                Dated: February 9, 2001



                                 ARTISAN INVESTMENT CORPORATION
                                   for itself and as general partner of
                                   ARTISAN PARTNERS LIMITED PARTNERSHIP

                                 By:  /s/ Andrew A. Ziegler
                                      ---------------------
                                       Andrew A. Ziegler
                                       President


                                 ANDREW A. ZIEGLER
                                  /s/ Andrew A. Ziegler
                                  ---------------------


                                 CARLENE MURPHY ZIEGLER
                                  /s/ Carlene Murphy Ziegler
                                  --------------------------